AGREEMENT

Dated November 30, 2006

The parties to this agreement are Level 8 Systems, Inc. (the “Company”) and Liraz Systems Ltd. (“Liraz”).

Pursuant to a guaranty agreement between Liraz and Bank Hapoalim B.M. (the “Bank”), Liraz has guaranteed certain obligations of the Company under the Company’s promissory note (the “Note”) dated September 28, 2001, in favor of the Bank, which is due and payable on or about November 15, 2006 (the “Guaranty”). The outstanding principal amount of the Note is $1,971,000.

The parties wish to enter into an agreement with respect to, among other things, (a) the extension of the maturity of the Note, by amendment, renewal, replacement, or otherwise, from November 15, 2006 to November 15, 2007, and the related extension of the Guaranty, (b) the agreement by the Company to repay $120,000 aggregate principal amount of the Note pursuant to the irrevocable instruction letter in the form of exhibit A (the “Irrevocable Instruction Letter”), and the cancellation of a secured promissory note issued by the Company in the original principal amount of $178,000 (the “April 2006 Note”).

Accordingly, the parties agree as follows:

1. Extension of Maturity; Cancellation of April 2006 Note; Issuance of Shares

(a) The Company and Liraz shall cooperate with each other with a view to causing the Bank, as promptly as practicable, to extend the maturity of the Note from November 15, 2006 to November 15, 2007. In that connection, Liraz shall take such action, and execute and deliver to the Bank such documents, as the Bank may reasonably require to insure that the Guaranty remain in effect through November 30, 2007. As long as Liraz has any liability or obligation to the Bank under the Guaranty, and, except for the extension of the maturity of the Note contemplated by this section, the Company shall not, directly or indirectly, modify, amend, or otherwise change the terms of the Note or the Company’s or its subsidiaries’ liabilities or obligations to the Bank, without the prior written consent of Liraz.

(b) As promptly as practicable after the execution and delivery of this agreement (but in no event later than, and as a condition of, the execution and delivery of all the documents necessary to extend the maturity of the Note and cause the Guaranty to remain in effect through November 15, 2007), Liraz shall cancel the April 2006 Note.

(c) As promptly as practicable after the execution and delivery of this agreement (but in no event later than, and as a condition of, the execution and delivery of all the documents necessary to extend the maturity of the Note and cause the Guaranty to remain in effect through November 30, 2007), the Company shall issue to Liraz (A) in consideration for Liraz’s undertakings in section 1(a), 6,000,000 fully paid and nonassessable shares of the

Company’s common stock, free and clear of any adverse claim, and (B) in consideration for Liraz’s cancellation of a secured promissory note in the principle amount of $178,000 plus accrued interest 22,400,000 fully paid and nonassessable shares of the Company’s common stock, free and clear of any adverse claim.

(d) The Company hereby represents and warrants to Liraz that, on November 15, 2005, the Company issued to Liraz (i) 2,400,000 fully paid and nonassessable shares of the Company’s common stock, free and clear of any adverse claim; and (ii)3,600,000 cash less warrants to purchase the Company’s common stock, free and clear of any adverse claim, which shares were issued upon automatic exercise pursuant to section 2.1(a) of the warrant to purchase shares of common stock dated on or about November 15, 2005. The Company hereby agrees to issue and deliver to Liraz a certificate evidencing the shares referred to in the immediately preceding sentence as promptly as practicable after the execution and delivery of this agreement (but in no event later than, and as a condition of, the execution and delivery of all the documents necessary to extend the maturity of the Note and cause the Guaranty to remain in effect through November 30, 2007).

2. Irrevocable Instruction Letter. Liraz hereby releases the Company from all liabilities and obligations under the Letter of Instruction referred to in section 2 of the agreement between the parties dated on or about November 30, 2005 (the “November 2005 Agreement”). Simultaneously with the execution and delivery of this agreement, the Company is terminating that Letter of Instruction and executing and delivering to Bank of America, N.A. (the “Depository”) the Irrevocable Instruction Letter. The Company shall maintain deposits at the Depository sufficient to enable the Depository to carry out all the instructions in the Irrevocable Instruction Letter. The Company acknowledges that Liraz is an intended beneficiary of the Irrevocable Instruction Letter. The Company represents and warrants to Liraz that the Depository is the primary bank or other financial institution at which the Company maintains a checking account or holds deposits. Until $120,000 shall have been paid to the Bank pursuant to the Irrevocable Instruction Letter, the Company shall not amend, withdraw, or terminate, or otherwise permit to become ineffective, the Irrevocable Instruction Letter, and shall not maintain a checking, deposit, or similar account in any bank or other financial institution (other than the Depository) unless it so notifies Liraz at least two weeks in advance of any change in financial institution, and enters into an irrevocable instruction letter substantially the same as the Irrevocable Instruction Letter referred to above, which irrevocable instruction letter is reasonably satisfactory to Liraz.

3. Repayment Obligations.

(a) The Company hereby acknowledges and confirms to Liraz that (i) it is required to repay the indebtedness under the Note immediately upon the consummation of a financing by it or any of its direct or indirect subsidiaries, to the extent of 10% of any net proceeds of any such financing in accordance with exhibit 6.1.1 of the asset purchase agreement dated August 8, 2001 between the Company and BluePhoenix Solutions Ltd. (“BluePhoenix”) (the “APA”), (ii) it shall not, and it shall not permit any of its direct or indirect subsidiaries to, consummate any such financing, if the related repayment of the indebtedness under the Note in accordance with the immediately preceding sentence does not occur simultaneously with the consummation of the financing, and (iii) the liabilities and obligations referred to in (i) and (ii) above are in addition to the liabilities and obligations of the Company under the Irrevocable Instruction Letter (for the avoidance of doubt, it is understood and agreed that (A) the satisfaction or discharge of any liability or obligation under the Irrevocable Instruction Letter shall not satisfy or discharge any liability or obligation referred to in (i) or (ii) above, and (B) the satisfaction or discharge of any liability or obligation under (i) or (ii) above shall not satisfy or discharge any liability or obligation under the Irrevocable Instruction Letter.

(b) The Company hereby acknowledges and agrees that, if the Company fails to pay when due any interest on the Note and Liraz pays any or all such interest, Liraz may, from time to time, by notice given to the Company, elect to require the Company to issue to Liraz a number of fully paid and nonassessable shares of the Company’s common stock, free and clear of any adverse claim, determined by dividing the amount of that payment by the fair market value of the Company’s common stock based on the trailing 10 days closing price as listed on the OTC, less a discount of 25%. If, from time to time, Liraz makes that election, the Company shall, not later than five business days after such election, issue to Liraz a certificate evidencing such shares.
4. Registration

(a) The Company represents and warrants to Liraz that all shares required to be issued pursuant to section 1, 22,400,000 shares for the cancellation of the promissory note plus accrued interest; 2,400,000 shares issued in November 2005 for the extension of the loan guaranty and extension of the maturity date on the bank indebtedness; 3,600,000 warrants issued in November 2005 in consideration for extension of the loan guaranty and extension of the maturity date on the bank indebtedness and 6,000,000 shares as compensation for the extension of the loan guarantee and extension of the maturity date of the bank indebtedness until October 31, 2007 and before any reverse stock splits shares that may be issued pursuant to section 3, and the 3,942,000 shares issued pursuant to an agreement between the parties dated on or about September 29, 2004, will be included in a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) within 45 days from the date of execution of this agreement. The Company shall cause such registration statement to become effective and current, until (a) all the certificates evidencing the unsold shares covered by the registration statement cease to bear any restrictive legends, (b) no such shares are subject to any stop transfer orders, and (c) all the unsold shares covered by the registration statement may be sold publicly without registration under the Securities Act of 1933 (without limitation as to volume in any period). Except as otherwise provided in this section 4, the provisions of the registration rights agreement among the Company and the Purchasers named therein dated October 15, 2003 shall be applicable to the shares required to be registered pursuant to this section 4, mutatis mutandis.

(b) Notwithstanding anything to the contrary in this section 4, if the Company is or becomes a party to any agreement with any other person or entity respecting registration of shares under Securities Act of 1933, which agreement contains provisions entitling such other person or entity to rights not otherwise provided to Liraz under this section 4, this section 4 shall be deemed amended to the extent necessary to provide Liraz such additional rights (but without adversely affecting the rights otherwise provided under this section 4).

5. Left empty.

6. Release. The Company, on its own behalf and on behalf of each of its subsidiaries and controlled affiliates, hereby releases, acquits, and forever discharges Liraz and its affiliates, agents, representatives, officers, directors, and employees, whether in their individual or representative capacities, and their successors and assigns from, and acknowledge the full accord and satisfaction of, any and all claims, accounts, debts, obligations, demands, damages, actions, or suits of whatever nature, whether in contract, tort, or otherwise, now accrued known or unknown, arising out of any and all transactions and occurrences up to and including the execution and delivery of this agreement; provided, however, that this release shall not release Liraz or any of its affiliates from any obligations not in default immediately before the execution and delivery of this agreement and required to be performed by any of them on or after the date of this agreement pursuant to the APA, the bill of sale and assignment and assumption agreement dated October 1, 2001 among the Company, Level 8 Technologies, Inc. and BluePhoenix, the sublease dated October 1, 2001 between the Company and BluePhoenix, insofar as it relates to the premises in Cary, North Carolina, or this agreement.

7. Remedy. If the Company fails to perform any of its obligations under this agreement, Liraz may, at its option, by notice given to the Company, terminate any or all of its obligations to perform further under this agreement, without any liability therefore.

8. Miscellaneous

(a) Further Assurances. Each party shall, without further consideration, take such action and execute and deliver such documents as any other party reasonably requests to carry out this agreement.

(b)  Expenses. Each party shall bear its own expenses in connection with the negotiation and preparation of this agreement and all duties and obligations required to be performed by it under this agreement.

(c) Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York, without giving effect to its conflict of law principles.

(d) Headings. The section headings of this agreement are for reference purposes only, and are to be given no effect in the construction or interpretation of this agreement.

(e) Notices. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 8(e)):

(y) if to the Company, to it at:

8000 Regency Parkway
Cary, North Carolina 27511
Attention: Mr. John Broderick

With a copy to:

Golenbock, Eiseman, Assor, Bell and Peskoe, LLP
437 Madison Avenue
New York, NY 10022
Attention: Lawrence Bell, Esq.

(z) if to Liraz, to it at:

8 Maskit Street
P.O. Box 2062
Herzlia 46120
Israel
Attention: Chief Financial Officer

With a copy to:

Law Office of Edward W. Kerson
80 University Place, Third Floor
New York, New York 10003-4564

All such notices and communications shall be deemed received upon (v) actual receipt by the addressee, (vi) actual delivery to the appropriate address, or (vii) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

(f) Separability. The invalidity of unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

(g) Waiver. Any party may waive compliance by the others with any provision of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and signed by the waiving party.

(h) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Arbitration. Any dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration to be held in the City of New York before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. As part of his award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the American Arbitration Association and the cost of any transcript, taking into account the merits of the parties’ claims and defenses. Judgment may be entered on the arbitrator’s award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose. The parties waive personal service in connection with any such arbitration; any process or other papers under this provision may be served outside the state of New York by at least 10 days’ written notice given in accordance with section 8(e). The arbitrator may grant injunctive or other relief.

(j) Entire Agreement. This agreement is a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes all previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

                                                 LEVEL 8 SYSTEMS, INC.

By:_________________________________

LIRAZ SYSTEMS LTD.

By:_________________________________